EXHIBIT 32
CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his or her capacity as an officer of ViewPoint Financial Group (the Company) that the Annual Report of the Company on Form 10-K for the year ended December 31, 2007, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Date: March 12, 2008	/s/ Garold R. Base

Garold R. Base President and Chief Executive Officer

Date: March 12, 2008	/s/ Pathie E. McKee

Pathie E. McKee Executive Vice President and Chief Financial Officer